EXHIBIT 99.1

MINERALS TECHNOLOGIES

Innovative Technologies.
Essential Solutions.™

News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
Media Contact: Jennifer Albert, (212) 878-1840

MINERALS TECHNOLOGIES ANNOUNCES INCREASE IN QUARTERLY DIVIDEND AND NEW SHARE REPURCHASE PROGRAM

NEW YORK, October 16, 2024 (GLOBE NEWSWIRE) - Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today announced a 10% increase of its regular quarterly dividend on the Company’s common stock to $0.11 per share. The dividend is payable on December 5, 2024, to stockholders of record at the close of business on October 31, 2024.

In addition, MTI’s Board of Directors has authorized a new $200 million share repurchase program. The Company expects to repurchase shares under this authorization as part of its balanced approach to capital allocation.
“Increasing our dividend and authorizing a new repurchase program reflects the Board’s ongoing confidence in MTI’s financial strength as we continue to grow earnings and cash flow," said Douglas T. Dietrich, Chairman and Chief Executive Officer. “The combination of this increased dividend and new repurchase program demonstrates our commitment to shareholder returns, while also allowing us to maintain the flexibility to fund inorganic growth opportunities.”
In October 2024, the Company completed its previous one-year $75 million share repurchase program.
Under the new share repurchase program, shares may be repurchased from time to time in the open market, through Rule 10b5-1 trading plans, or in privately negotiated transactions at the Company’s discretion, subject to market conditions and other factors, and in accordance with applicable regulatory requirements. The program does not require the purchase of any minimum number of shares and may be suspended or discontinued at any time without prior notice.
FORWARD-LOOKING STATEMENTS
This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2023 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.2 billion in 2023. For further information, please visit our website at www.mineralstech.com.

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